Exhibit 5.1


                   [CADWALADER, WICKERSHAM & TAFT LETTERHEAD]


November 9, 2001



DIANON Systems, Inc.
200 Watson Boulevard
Stratford, CT  06615


      Re:   DIANON Systems, Inc. S-8
            ------------------------


Ladies and Gentlemen:

            We have acted as special counsel to DIANON Systems, Inc. (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, dated as of November 9, 2001, relating to the registration of up to 645,690 shares of the Company's common stock, par value $.01 per share (the "Shares"). The Shares represent the number of shares to be issued upon the exercise of options outstanding under each of the following plans, after giving effect to the conversion ratio used in connection with the merger of the Company and UroCor, Inc. of 0.3843 of a share of the Company's common stock for each share of UroCor, Inc. common stock outstanding at the effective time of the merger:

            o UroCor Second Amended and Restated 1992 Stock Option Plan, as amended, and

            o     UroCor 1997 Non-Employee Director Stock Option Plan.

            In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate and public records, agreements and instruments and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company, and of public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

            We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America, and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed such applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein.

            Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in connection with the stock option plans described above, will be validly issued, fully paid and nonassessable.

            We are furnishing this opinion letter to you solely for your benefit in connection with the registration referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or entity or for any other purpose without our prior written consent. We disclaim any obligation to update this opinion letter for changes in fact or law, or otherwise.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations thereunder.



                                    Very truly yours,

                                    /s/ Cadwalader, Wickersham & Taft